UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2017

LIGAND PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 Sorrento Valley Boulevard, Suite 110, San Diego, California 92121
(Address of principal executive offices) (Zip Code)

(858) 550-7500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

In this report, “Ligand Pharmaceuticals,” “Ligand,” “Company,” “we,” “us” and “our” refer to Ligand Pharmaceuticals Incorporated, and/or one or more of our wholly owned subsidiaries, including CyDex Pharmaceuticals, Inc., unless the context otherwise provides.

Item 7.01    Regulation FD Disclosure

On December 22, 2017, the Tax Cuts and Jobs Act (the “TCJA”) was signed into federal law, which among other changes reduces the federal corporate tax rate to 21%. Ligand Pharmaceuticals Incorporated (“Ligand”, “we” or “our”) expects the reduction of the corporate tax rate will have the following impacts on the Company’s deferred tax assets and effective tax rate:

•	the deferred tax asset on our balance sheet will be reduced by approximately $40 million from the balance of approximately $135 million as of September 30, 2017;

•	our long-term effective tax rate will be approximately 22% to 24%, reduced from our previous guidance of 36% to 39%;

•	the rate at which our Net Operating Losses (“NOLs”) will be used is unchanged from our previous guidance that our NOLs will offset taxable income through the 2020 tax year; and

•	based on our NOLs and other tax assets, we expect to continue to pay close to 0% cash taxes through the 2020 tax year.
The Company will continue to analyze the TCJA to assess the full effects on the Company’s financial results for the quarter and the year ending December 31, 2017, which will be filed in Form 10-K with SEC by March 1, 2018.
The information in this Current Report on Form 8-K is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.
This report contains forward-looking statements by Ligand that involve risks and uncertainties and reflect Ligand's judgment as of the date of this report. Words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding: Ligand’s expectations on the impact of the Tax Cuts and Jobs Act on Ligand’s financial statements, including tax assumptions and the ability to use NOLs through the 2020 tax year, as well as our expected long-term effective tax rate. Actual events or results may differ from Ligand's expectations. For example, the Tax Cuts and Jobs Act could be amended, repealed, challenged or delayed; the actual impact of the Tax Cuts and Jobs Act on Ligand’s financial statements could be different than Ligand currently anticipates as a result of a change in Ligand’s underlying assumptions or otherwise; implementation of the new law, including interpretive guidance by the Internal Revenue Service or other tax agencies, could change the anticipated impact of the Tax Cuts and Jobs Act on Ligand’s taxes; and Ligand’s financial results, including revenues and earnings per share, could be different than currently anticipated. Additional information concerning these and other risk factors affecting Ligand can be found in Ligand's public periodic filings with the Securities and Exchange Commission available at www.sec.gov. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this release, including the possibility of additional contract revenues we may receive. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date:    December 26, 2017
By:     /s/ Charles S. Berkman
Name: Charles S. Berkman
Title: Vice President, General Counsel and Secretary